UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2011

APPLE REIT TEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-168971	27-3218228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Ten, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 19, 2011, through one of our indirect wholly-owned subsidiaries (the “purchasing subsidiary”), we closed on the purchase of a hotel located in Skokie, Illinois. The hotel acquired by our purchasing subsidiary is a Hampton Inn & Suites® hotel containing 225 guest rooms. The purchase price for the hotel was $32,000,000. The seller has no material relationship with us or our subsidiaries, other than through the purchase contract and other related contracts.

Our purchasing subsidiary assumed an existing loan secured by this hotel. The hotel serves as collateral under the loan. The outstanding principal balance under the loan is approximately $19.1 million. The loan has an annual fixed interest rate of approximately 6.15% and a maturity date of July 2016. The loan provides for monthly payments of principal and interest on an amortized basis.

The purchase price less the assumed loan was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

As a result of the Skokie, Illinois closing described above, all of the closings have occurred under a series of purchase contracts executed on May 27, 2011 for the potential purchase of two hotels. Additional information regarding the purchase contracts is set forth in our Form 8-K dated May 27, 2011 and filed with the Securities and Exchange Commission (“SEC”) on June 2, 2011, which is incorporated herein by reference.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Item 9.01.	Financial Statements and Exhibits.

a.  Financial statements of businesses acquired.

The hotel in Skokie, Illinois described in Item 2.01 of this report is part of a group of two hotels subject to a series of purchase contracts. The selling entities within this group of hotels are related to each other through common ownership. We have previously purchased the other hotel within this group. We have previously included financial statements regarding this group of two hotels in a Form 8-K/A (amendment no. 1 to current report on Form 8-K dated September 20, 2011 and originally filed, by the required date, on September 23, 2011) filed with the SEC on November 9, 2011, which is incorporated herein by reference.

b.  Pro forma financial information.

See (a) immediately above. We have previously included pro forma financial information for the hotel in Skokie, Illinois in a Form 8-K/A (amendment no. 1 to current report on Form 8-K dated September 20, 2011 and originally filed, by the required date, on September 23, 2011) filed with the SEC on November 9, 2011, which is incorporated herein by reference.

c.  Shell company transaction.

Not Applicable

d.  Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By: /s/ Glade M. Knight

Glade M. Knight, Chief Executive Officer

December 21, 2011